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                                                                    EXHIBIT 23.4

                          Independent Auditors' Consent



U.S. Bank National Association, as Owner
         Trustee for Honda Auto Lease Trust 1999-A

We consent to the use of our report dated July 15, 1999, relating to the balance sheet of Honda Auto Lease Trust 1999-A as of July 8, 1999, included herein, and to the reference to our firm under the heading "Experts" in the prospectus.


                                              KPMG LLP


Los Angeles, California
July 23, 1999